PROTECTIVE LIFE INSURANCE COMPANY
QUALIFIED PLAN ENDORSEMENT

The following tables are substituted for the tables set forth in the contract to which this endorsement is attached:

MINIMUM MONTHLY PAYMENT RATES FOR EACH $1,000 APPLIED

OPTION 1 TABLE		OPTION 2 TABLE
Payments For Fixed Period		Life Income With Payments For A Guaranteed Period
Years	Monthly Payment	Age of Payee	10 Years	20 Years
5	$18.32	59	$4.83	$4.68
6	15.56	60	4.92	4.74
7	13.59	61	5.01	4.81
8	12.12	62	5.10	4.88
9	10.97	63	5.21	4.95
10	10.06	64	5.32	5.02
11	9.31	65	5.43	5.09
12	8.69	66	5.55	5.17
13	8.17	67	5.68	5.24
14	7.72	68	5.82	5.31
15	7.34	69	5.97	5.38
16	7.00	70	6.12	5.45
17	6.71	71	6.28	5.51
18	6.44	72	6.45	5.58
19	6.21	73	6.63	5.64
20	6.00	74	6.81	5.69
21	5.81	75	7.00	5.74
22	5.64	76	7.20	5.78
23	5.49	77	7.40	5.82
24	5.35	78	7.60	5.85
25	5.10	79	7.81	5.88
27	5.00	80	8.10	5.91
28	4.90	81	8.21	5.93
29	4.80	82	8.41	5.95
30	4.72	83	8.59	5.96
		84	8.77	5.97
		85	8.93	5.98
		& over

Rates for monthly payments for ages not shown in the above tables will be calculated on the same basis as those shown and may be obtained from us. The basis for these calculations is the 1983 Individual Annuity Mortality Table A projected 4 years with interest at 4% per annum.

FORM NO. FIQA-033